Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of AeroClean Technologies, Inc. (the “Company”) on Form S-8 of our report dated April 1, 2022, relating to the financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

May 12, 2022